UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 27, 2007, in connection with the merger of Pixxures, Inc. into Pixx Acquisition Corp., whereby Pixxures, Inc. became a wholly owned subsidiary of Xedar Corporation ( “Xedar”), as described in a Current Report on Form 8-K that was filed on October 2, 2007, KeyBank National Association, on behalf of Xedar, gave a $157,000 irrevocable standby letter of credit to The Biltmore Bank of Arizona which irrevocable standby letter of credit is attached hereto as Exhibit 10.1.

On September 28, 2007, in connection with the same transaction, Xedar entered into an Unconditional Guaranty with Silicon Valley Bank which guaranty is attached hereto as Exhibit 10.2. The guaranty is for  a maximum of $1,400,000, plus interest and expenses and guaranties full payment  and performance of  all obligations of LandPixx, LLC pursuant to a Loan Agreement dated as of April 23, 2007.  LandPixx, LLC is a 50% owned subsidiary of Pixxures, Inc.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Number	Description
10.1	Irrevocable Letter of Credit to The Biltmore Bank of Arizona, dated September 27,2007
10.2	Unconditional Guaranty to Silicon Valley Bank, dated September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: October 3, 2007	By:	/s/ Hugh Williamson III
Hugh Williamson III President and CEO

Exhibit Index

Number	Description
10.1	Irrevocable Letter of Credit to The Biltmore Bank of Arizona, dated September 27,2007
10.2	Unconditional Guaranty to Silicon Valley Bank, dated September 28, 2007